EXHIBIT 4.7
DESCRIPTION OF SECURITIES

(a)	Common Stock, $0.001 par value per share
All shares of our common stock have equal rights as to earnings, assets, dividends and voting and are duly authorized, validly issued, fully paid and nonassessable. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract.

Distributions may be paid to the holders of our common stock if, as and when declared by our Board of Directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time.

Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. Except as otherwise provided by statute, by the rules of the Nasdaq Global Select Market (“Nasdaq”) or other applicable stock exchange, by our certificate of incorporation or by our bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present or represented by proxy at a meeting of our stockholders and entitled to vote will be the act of the stockholders. Except as otherwise provided by statute, by our certificate of incorporation or by our bylaws, directors shall be elected by a plurality of the votes of the shares present or represented by proxy at a meeting of our stockholders and entitled to vote on the election of directors. Our common stock is listed on Nasdaq under the ticker symbol “GAIN.”

(b)	Debt Securities

•	5.00% Notes due 2026 (the “5.00% 2026 Notes”)
The 5.00% 2026 Notes were issued under a base indenture, dated as of May 22, 2020, and a second supplemental indenture thereto, dated as of March 2, 2021, each entered into between us and UMB Bank, National Association, as trustee (collectively, the “indenture”). The 5.00% 2026 Notes will mature on May 1, 2026. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the 5.00% 2026 Notes is 5.00% per year and will be paid every February 1, May 1, August 1 and November 1, and the regular record dates for interest payments will be every January 15, April 15, July 15 and October 15, as the case may be, next preceding the applicable interest payment date. The 5.00% 2026 Notes are listed on Nasdaq under the symbol “GAINN.”

The 5.00% 2026 Notes were issued in denominations of $25 and integral multiples of $25 in excess thereof. The 5.00% 2026 Notes are not subject to any sinking fund and holders of the 5.00% 2026 Notes do not have the option to have the 5.00% 2026 Notes repaid prior to the stated maturity date.

The following is a summary description of the material terms of the 5.00% 2026 Notes and the indenture. The following summary is qualified in its entirety by reference to the indenture, the components of which are attached as exhibits to this Annual Report.
Covenants

In addition to standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment and related matters, the following covenants apply to the 5.00% 2026 Notes:

•	We agree that for the period of time during which 5.00% 2026 Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC.

•	We agree that for the period of time during which 5.00% 2026 Notes are outstanding, we will not declare any dividend (except a dividend payable in stock of the Company), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage (as defined in the 1940 Act) of at least the threshold specified under Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions thereto of the 1940 Act, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and giving effect, in each case, to any no-action relief granted by the SEC to another BDC and upon which we may reasonably rely (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act, to maintain such BDC’s status as a RIC under Subchapter M of the Code.

•	If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, to file any periodic reports with the SEC, we agree to furnish to holders of the 5.00% 2026 Notes and the trustee, for the period of time during which the 5.00% 2026 Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable GAAP.
Optional Redemption

The 5.00% 2026 Notes may be redeemed in whole or in part at any time or from time to time at our option upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the 5.00% 2026 Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

Conversion and Exchange

The 5.00% 2026 Notes are not convertible into or exchangeable for other securities.

Events of Default

The term “Event of Default” in respect of the 5.00% 2026 Notes means any of the following:

•	We do not pay the principal of any 5.00% 2026 Note when due and payable at maturity;

•	We do not pay interest on any 5.00% 2026 Note when due and payable, and such default is not cured within 30 days of its due date;

•	We remain in breach of any other covenant in respect of the 5.00% 2026 Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding 5.00% 2026 Notes);

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days; or

•	On the last business day of each of twenty-four consecutive calendar months, the 5.00% 2026 Notes have an asset coverage (as such term is defined in the 1940 Act) of less than 100%.

An Event of Default for the 5.00% 2026 Notes may, but does not necessarily, constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the 5.00% 2026 Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the 5.00% 2026 Notes, or else specifying any default.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the 5.00% 2026 Notes may declare the entire principal amount of all the 5.00% 2026 Notes to be due and immediately payable, but this does not entitle any holder of 5.00% 2026 Notes to any redemption payout or redemption premium. This is called a declaration of acceleration of maturity. Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”).

Defeasance and Covenant Defeasance

The 5.00% 2026 Notes are subject to defeasance by us. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the 5.00% 2026 Notes when due and satisfying any additional conditions required under the indenture relating to the 5.00% 2026 Notes, we will be deemed to have been discharged from our obligations under the 5.00% 2026 Notes.

The 5.00% 2026 Notes are subject to covenant defeasance by us. In the event of a “covenant defeasance,” upon depositing such funds and satisfying conditions similar to those for defeasance we would be released from certain covenants under the indenture relating to the 5.00% 2026 Notes. The consequences to the holders of the 5.00% 2026 Notes would be that, while they would no longer benefit from certain covenants under the indenture, and while the 5.00% 2026 Notes could not be accelerated for any reason, the holders of the 5.00% 2026 Notes nonetheless could look to the Company for repayment of the 5.00% 2026 Notes if there were a shortfall in the funds deposited with the trustee or the trustee is prevented from making a payment.

Ranking

The 5.00% 2026 Notes are our direct unsecured obligations and rank:

•	pari passu with our existing and future unsecured, unsubordinated indebtedness;

•	senior to any series of preferred stock that we may issue in the future;

•	senior to any of our future indebtedness that expressly provides it is subordinated to the 5.00% 2026 Notes;

•	effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and any other future subsidiaries of the Company, including, without limitation, borrowings under the Credit Facility.

Modification or Waiver

There are three types of changes we can make to the indenture and the 5.00% 2026 Notes issued thereunder.

Changes Requiring Your Approval
First, there are changes that we cannot make to your Notes without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on the 5.00% 2026 Notes;

•	reduce any amounts due on the 5.00% 2026 Notes or reduce the rate of interest on the 5.00% 2026 Notes;

•	reduce the amount of principal payable upon acceleration of the maturity of a 5.00% 2026 Notes following a default;

•	change the place or currency of payment on a 5.00% 2026 Notes;

•	impair your right to sue for payment;

•	reduce the percentage of holders of 5.00% 2026 Notes whose consent is needed to modify or amend the indenture; and

•	reduce the percentage of holders of 5.00% 2026 Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults or reduce the percentage of holders of 5.00% 2026 Notes required to satisfy quorum or voting requirements at a meeting of holders of the 5.00% 2026 Notes.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the 5.00% 2026 Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the 5.00% 2026 Notes in any material respect.

Changes Requiring Majority Approval

Any other change to the indenture and the 5.00% 2026 Notes would require the following approval:

•	if the change affects only the 5.00% 2026 Notes, it must be approved by the holders of a majority in principal amount of the 5.00% 2026 Notes; and

•	if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent. The holders of a majority in principal amount of all of the series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

•4.875% Notes due 2028 (the “4.875% 2028 Notes”)

The 4.875% 2028 Notes were issued under a base indenture, dated as of May 22, 2020, and a third supplemental indenture thereto, dated as of August 18, 2021, each entered into between us and UMB Bank, National Association, as trustee (collectively, the “indenture”). The 4.875% 2028 Notes will mature on November 1, 2028. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the 4.875% 2028 Notes is 4.875% per year and will be paid every February 1, May 1, August 1 and November 1, and the regular record dates for interest payments will be every January 15, April 15, July 15 and October 15, as the case may be, next preceding the applicable interest payment date. The 4.875% 2028 Notes are listed on Nasdaq under the symbol “GAINZ.”

The 4.875% 2028 Notes were issued in denominations of $25 and integral multiples of $25 in excess thereof. The 4.875% 2028 Notes are not subject to any sinking fund and holders of the 4.875% 2028 Notes do not have the option to have the 4.875% 2028 Notes repaid prior to the stated maturity date.

The following is a summary description of the material terms of the 4.875% 2028 Notes and the indenture. The following summary is qualified in its entirety by reference to the indenture, the components of which are attached as exhibits to this Annual Report.

Covenants

In addition to standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment and related matters, the following covenants apply to the 4.875% 2028 Notes:

•	We agree that for the period of time during which 4.875% 2028 Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC.

•	We agree that for the period of time during which 4.875% 2028 Notes are outstanding, we will not declare any dividend (except a dividend payable in stock of the Company), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage (as defined in the 1940 Act) of at least the threshold specified under Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions thereto of the 1940 Act, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and giving effect, in each case, to any no-action relief granted by the SEC to another BDC and upon which we may reasonably rely (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act, to maintain such BDC’s status as a RIC under Subchapter M of the Code.

•	If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, to file any periodic reports with the SEC, we agree to furnish to holders of the 4.875% 2028 Notes and the trustee, for the period of time during which the 4.875% 2028 Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable GAAP.

Optional Redemption

The 4.875% 2028 Notes may be redeemed in whole or in part at any time or from time to time at our option upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the 4.875% 2028 Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

Conversion and Exchange

The 4.875% 2028 Notes are not convertible into or exchangeable for other securities.

Events of Default

The term “Event of Default” in respect of the 4.875% 2028 Notes means any of the following:

•	We do not pay the principal of any 4.875% 2028 Note when due and payable at maturity;

•	We do not pay interest on any 4.875% 2028 Note when due and payable, and such default is not cured within 30 days of its due date;

•	We remain in breach of any other covenant in respect of the 4.875% 2028 Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding 4.875% 2028 Notes);

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days; or

•	On the last business day of each of twenty-four consecutive calendar months, the 4.875% 2028 Notes have an asset coverage (as such term is defined in the 1940 Act) of less than 100%.

An Event of Default for the 4.875% 2028 Notes may, but does not necessarily, constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the 4.875% 2028 Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the 4.875% 2028 Notes, or else specifying any default.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the 4.875% 2028 Notes may declare the entire principal amount of all the 4.875% 2028 Notes to be due and immediately payable, but this does not entitle any holder of 4.875% 2028 Notes to any redemption payout or redemption premium. This is called a declaration of acceleration of maturity. Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”).

Defeasance and Covenant Defeasance

The 4.875% 2028 Notes are subject to defeasance by us. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the 4.875% 2028 Notes when due and satisfying any additional conditions required under the indenture relating to the 4.875% 2028 Notes, we will be deemed to have been discharged from our obligations under the 4.875% 2028 Notes.

The 4.875% 2028 Notes are subject to covenant defeasance by us. In the event of a “covenant defeasance,” upon depositing such funds and satisfying conditions similar to those for defeasance we would be released from certain covenants under the indenture relating to the 4.875% 2028 Notes. The consequences to the holders of the 4.875% 2028 Notes would be that, while they would no longer benefit from certain covenants under the indenture, and while the 4.875% 2028 Notes could not be accelerated for any reason, the holders of the 4.875% 2028 Notes nonetheless could look to the Company for repayment of the 4.875% 2028 Notes if there were a shortfall in the funds deposited with the trustee or the trustee is prevented from making a payment.

Ranking

The 4.875% 2028 Notes are our direct unsecured obligations and rank:

•	pari passu with our existing and future unsecured, unsubordinated indebtedness;

•	senior to any series of preferred stock that we may issue in the future;

•	senior to any of our future indebtedness that expressly provides it is subordinated to the 4.875% 2028 Notes;

•	effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and any other future subsidiaries of the Company, including, without limitation, borrowings under the Credit Facility.
Modification or Waiver

There are three types of changes we can make to the indenture and the 4.875% 2028 Notes issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your Notes without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on the 4.875% 2028 Notes;

•	reduce any amounts due on the 4.875% 2028 Notes or reduce the rate of interest on the 4.875% 2028 Notes;

•	reduce the amount of principal payable upon acceleration of the maturity of a 4.875% 2028 Notes following a default;

•	change the place or currency of payment on a 4.875% 2028 Notes;

•	impair your right to sue for payment;

•	reduce the percentage of holders of 4.875% 2028 Notes whose consent is needed to modify or amend the indenture; and

•	reduce the percentage of holders of 4.875% 2028 Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults or reduce the percentage of holders of 4.875% 2028 Notes required to satisfy quorum or voting requirements at a meeting of holders of the 4.875% 2028 Notes.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the 4.875% 2028 Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the 4.875% 2028 Notes in any material respect.

Changes Requiring Majority Approval

Any other change to the indenture and the 4.875% 2028 Notes would require the following approval:

•	if the change affects only the 4.875% 2028 Notes, it must be approved by the holders of a majority in principal amount of the 4.875% 2028 Notes; and

•	if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent. The holders of a majority in principal amount of all of the series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

•8.00% Notes due 2028 (the “8.00% 2028 Notes”)

The 8.00% 2028 Notes were issued under a base indenture, dated as of May 22, 2020, and a fourth supplemental indenture thereto, dated as of May 31, 2023, each entered into between us and UMB Bank, National Association, as trustee (collectively, the “indenture”). The 8.00% 2028 Notes will mature on August 1, 2028. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the 8.00% 2028 Notes is 8.00% per year and will be paid every February 1, May 1, August 1 and November 1, and the regular record dates for interest payments will be every

January 15, April 15, July 15 and October 15, as the case may be, next preceding the applicable interest payment date. The 8.00% 2028 Notes are listed on Nasdaq under the symbol “GAINL.”

The 8.00% 2028 Notes were issued in denominations of $25 and integral multiples of $25 in excess thereof. The 8.00% 2028 Notes are not subject to any sinking fund and holders of the 8.00% 2028 Notes do not have the option to have the 8.00% 2028 Notes repaid prior to the stated maturity date.

The following is a summary description of the material terms of the 8.00% 2028 Notes and the indenture. The following summary is qualified in its entirety by reference to the indenture, the components of which are attached as exhibits to this Annual Report.

Covenants

In addition to standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment and related matters, the following covenants apply to the 8.00% 2028 Notes:

•	We agree that for the period of time during which 8.00% 2028 Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC.

•	We agree that for the period of time during which 8.00% 2028 Notes are outstanding, we will not declare any dividend (except a dividend payable in stock of the Company), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage (as defined in the 1940 Act) of at least the threshold specified under Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions thereto of the 1940 Act, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and giving effect, in each case, to any no-action relief granted by the SEC to another BDC and upon which we may reasonably rely (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act, to maintain such BDC’s status as a RIC under Subchapter M of the Code.

•	If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, to file any periodic reports with the SEC, we agree to furnish to holders of the 8.00% 2028 Notes and the trustee, for the period of time during which the 8.00% 2028 Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable GAAP.

Optional Redemption

The 8.00% 2028 Notes may be redeemed in whole or in part at any time or from time to time at our option on or after August 1, 2025, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the 8.00% 2028 Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

Conversion and Exchange

The 8.00% 2028 Notes are not convertible into or exchangeable for other securities.

Events of Default

The term “Event of Default” in respect of the 8.00% 2028 Notes means any of the following:

•	We do not pay the principal of any 8.00% 2028 Note when due and payable at maturity;

•	We do not pay interest on any 8.00% 2028 Note when due and payable, and such default is not cured within 30 days of its due date;

•	We remain in breach of any other covenant in respect of the 8.00% 2028 Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding 8.00% 2028 Notes);

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days; or

•	On the last business day of each of 24 consecutive calendar months, the 8.00% 2028 Notes have an asset coverage (as such term is defined in the 1940 Act) of less than 100%.

An Event of Default for the 8.00% 2028 Notes may, but does not necessarily, constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the 8.00% 2028 Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the 8.00% 2028 Notes, or else specifying any default.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the 8.00% 2028 Notes may declare the entire principal amount of all the 8.00% 2028 Notes to be due and immediately payable, but this does not entitle any holder of 8.00% 2028 Notes to any redemption payout or redemption premium. This is called a declaration of acceleration of maturity. Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”).

Defeasance and Covenant Defeasance

The 8.00% 2028 Notes are subject to defeasance by us. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the 8.00% 2028 Notes when due and satisfying any additional conditions required under the indenture relating to the 8.00% 2028 Notes, we will be deemed to have been discharged from our obligations under the 8.00% 2028 Notes.

The 8.00% 2028 Notes are subject to covenant defeasance by us. In the event of a “covenant defeasance,” upon depositing such funds and satisfying conditions similar to those for defeasance we would be released from certain covenants under the indenture relating to the 8.00% 2028 Notes. The consequences to the holders of the 8.00% 2028 Notes would be that, while they would no longer benefit from certain covenants under the indenture, and while the 8.00% 2028 Notes could not be accelerated for any reason, the holders of the 8.00% 2028 Notes nonetheless could look to the Company for repayment of the 8.00% 2028 Notes if there were a shortfall in the funds deposited with the trustee or the trustee is prevented from making a payment.

Ranking

The 8.00% 2028 Notes are our direct unsecured obligations and rank:

•	pari passu with our existing and future unsecured, unsubordinated indebtedness, including our 5.00% 2026 Notes and our 4.875% 2028 Notes;

•	senior to any series of preferred stock that we may issue in the future;

•	senior to any of our future indebtedness that expressly provides it is subordinated to the 8.00% 2028 Notes;

•	effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and any other future subsidiaries of the Company, including, without limitation, borrowings under the Credit Facility.

Modification or Waiver

There are three types of changes we can make to the indenture and the 8.00% 2028 Notes issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your Notes without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on the 8.00% 2028 Notes;

•	reduce any amounts due on the 8.00% 2028 Notes or reduce the rate of interest on the 8.00% 2028 Notes;

•	reduce the amount of principal payable upon acceleration of the maturity of a 8.00% 2028 Notes following a default;

•	change the place or currency of payment on a 8.00% 2028 Notes;

•	impair your right to sue for payment;

•	reduce the percentage of holders of 8.00% 2028 Notes whose consent is needed to modify or amend the indenture; and

•	reduce the percentage of holders of 8.00% 2028 Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults or reduce the percentage of holders of 8.00% 2028 Notes required to satisfy quorum or voting requirements at a meeting of holders of the 8.00% 2028 Notes.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the 8.00% 2028 Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the 8.00% 2028 Notes in any material respect.

Changes Requiring Majority Approval

Any other change to the indenture and the 8.00% 2028 Notes would require the following approval:

•	if the change affects only the 8.00% 2028 Notes, it must be approved by the holders of a majority in principal amount of the 8.00% 2028 Notes; and

•	if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent. The holders of a majority in principal amount of all of the series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

•7.875% Notes due 2030 (the “7.875% 2030 Notes”)

The 7.875% 2030 Notes were issued under a base indenture, dated as of May 22, 2020, and a fifth supplemental indenture thereto, dated as of December 17, 2024, each entered into between us and UMB Bank, National Association, as trustee (collectively, the “indenture”). The 7.875% 2030 Notes will mature on February 1, 2030. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the 7.875% 2030 Notes is 7.875% per year and will be paid every February 1, May 1, August 1 and November 1, and the regular record dates for interest payments will be every January 15, April 15, July 15 and October 15, as the case may be, next preceding the applicable interest payment date. The 7.875% 2030 Notes are listed on Nasdaq under the symbol “GAINI.”

The 7.875% 2030 Notes were issued in denominations of $25 and integral multiples of $25 in excess thereof. The 7.875% 2030 Notes are not subject to any sinking fund and holders of the 7.875% 2030 Notes do not have the option to have the 7.875% 2030 Notes repaid prior to the stated maturity date.

The following is a summary description of the material terms of the 7.875% 2030 Notes and the indenture. The following summary is qualified in its entirety by reference to the indenture, the components of which are attached as exhibits to this Annual Report.

Covenants

In addition to standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment and related matters, the following covenants apply to the 7.875% 2030 Notes:

•	•	We agree that for the period of time during which 7.875% 2030 Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC.

	•	We agree that for the period of time during which 7.875% 2030 Notes are outstanding, we will not declare any dividend (except a dividend payable in stock of the Company), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage (as defined in the 1940 Act) of at least the threshold specified under Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions thereto of the 1940 Act, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and giving effect, in each case, to any no-action relief granted by the SEC to another BDC and upon which we may reasonably rely (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act, to maintain such BDC’s status as a RIC under Subchapter M of the Code.

	•	If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, to file any periodic reports with the SEC, we agree to furnish to holders of the 7.875% 2030 Notes and the trustee, for the period of time during which the 7.875% 2030 Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable GAAP.

Optional Redemption

The 7.875% 2030 Notes may be redeemed in whole or in part at any time or from time to time at our option on or after February 1, 2027, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the 7.875% 2030 Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

Conversion and Exchange

The 7.875% 2030 Notes are not convertible into or exchangeable for other securities.

Events of Default

The term “Event of Default” in respect of the 7.875% 2030 Notes means any of the following:

•	We do not pay the principal of any 7.875% 2030 Note when due and payable at maturity;

•	We do not pay interest on any 7.875% 2030 Note when due and payable, and such default is not cured within 30 days of its due date;

•	We remain in breach of any other covenant in respect of the 7.875% 2030 Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding 7.875% 2030 Notes);

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days; or

•	On the last business day of each of 24 consecutive calendar months, the 7.875% 2030 Notes have an asset coverage (as such term is defined in the 1940 Act) of less than 100%.

An Event of Default for the 7.875% 2030 Notes may, but does not necessarily, constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the 7.875% 2030 Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the 7.875% 2030 Notes, or else specifying any default.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the 7.875% 2030 Notes may declare the entire principal amount of all the 7.875% 2030 Notes to be due and immediately payable, but this does not entitle any holder of 7.875% 2030 Notes to any redemption payout or redemption premium. This is called a declaration of acceleration of maturity. Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”).

Defeasance and Covenant Defeasance

The 7.875% 2030 Notes are subject to defeasance by us. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the 7.875% 2030 Notes when due and satisfying any additional conditions required under the indenture relating to the 7.875% 2030 Notes, we will be deemed to have been discharged from our obligations under the 7.875% 2030 Notes.

The 7.875% 2030 Notes are subject to covenant defeasance by us. In the event of a “covenant defeasance,” upon depositing such funds and satisfying conditions similar to those for defeasance we would be released from certain covenants under the indenture relating to the 7.875% 2030 Notes. The consequences to the holders of the 7.875% 2030 Notes would be that, while they would no longer benefit from certain covenants under the indenture, and while the 7.875% 2030 Notes could not be accelerated for any reason, the holders of the 7.875% 2030 Notes nonetheless could look to the Company for repayment of the 7.875% 2030 Notes if there were a shortfall in the funds deposited with the trustee or the trustee is prevented from making a payment.

Ranking

The 7.875% 2030 Notes are our direct unsecured obligations and rank:

•	pari passu with our existing and future unsecured, unsubordinated indebtedness, including our 5.00% 2026 Notes, our 4.875% 2028 Notes and our 8.00% 2028 Notes;

•	senior to any series of preferred stock that we may issue in the future;

•	senior to any of our future indebtedness that expressly provides it is subordinated to the 7.875% 2030 Notes;

•	effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and any other future subsidiaries of the Company, including, without limitation, borrowings under the Credit Facility.

Modification or Waiver

There are three types of changes we can make to the indenture and the 7.875% 2030 Notes issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your Notes without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on the 7.875% 2030 Notes;

•	reduce any amounts due on the 7.875% 2030 Notes or reduce the rate of interest on the 7.875% 2030 Notes;

•	reduce the amount of principal payable upon acceleration of the maturity of a 7.875% 2030 Notes following a default;

•	change the place or currency of payment on a 7.875% 2030 Notes;

•	impair your right to sue for payment;

•	reduce the percentage of holders of 7.875% 2030 Notes whose consent is needed to modify or amend the indenture; and

•	reduce the percentage of holders of 7.875% 2030 Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults or reduce the percentage of holders of 7.875% 2030 Notes required to satisfy quorum or voting requirements at a meeting of holders of the 7.875% 2030 Notes.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the 7.875% 2030 Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the 7.875% 2030 Notes in any material respect.

Changes Requiring Majority Approval

Any other change to the indenture and the 7.875% 2030 Notes would require the following approval:

•	if the change affects only the 7.875% 2030 Notes, it must be approved by the holders of a majority in principal amount of the 7.875% 2030 Notes; and

•	if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent. The holders of a majority in principal amount of all of the series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

(c)	Provisions of our Certificate of Incorporation or Bylaws that may have the effect of delaying, deferring or preventing a change of control

Classified Board of Directors

Pursuant to our certificate of incorporation, our Board of Directors is divided into three classes of directors. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualified. Holders of shares of our stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of our stockholders, the holders of a plurality of the shares of common stock are able to elect all of the successors to the class of directors whose term expires at such meeting.

Our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. Because our directors may only be removed for cause, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our Board of Directors. Thus, our classified board could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us or another transaction that might involve a premium price for our common stock that might be in the best interest of our stockholders.

Removal of Directors

Any director may be removed only for cause by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Business Combinations

Section 203 of the Delaware General Corporation Law generally prohibits “business combinations” between us and an “interested stockholder” for three years after the date of the transaction in which the person became an interested stockholder. In general, Delaware law defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling, or controlled by, the entity or person. These business combinations include:

•	Any merger or consolidation involving the corporation and the interested stockholder;

•	Any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	Subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	The receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
Section 203 permits certain exemptions from its provisions for transactions in which:

•	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	The interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	On or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Merger; Amendment of Certificate of Incorporation

Under Delaware law, we will not be able to amend our certificate of incorporation or merge with another entity unless approved by the affirmative vote of stockholders holding at least a majority of the shares entitled to vote on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our Board of Directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by our Board of Directors; or

•	by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our Board of Directors may be made only:

•	pursuant to our notice of the meeting;

•	by our Board of Directors; or

•	provided that our Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Preferred Stock

Our certificate of incorporation gives our Board of Directors the authority, without further action by stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon such preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, and liquidation preference, any or all of which may be greater than the rights of the common stock. Thus, our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments and payments upon liquidation, and could also decrease the market price of our common stock.

Possible Anti-Takeover Effect of Certain Provisions of Delaware Law and of Our Certificate of Incorporation and Bylaws

The business combination provisions of Delaware law, the provisions of our bylaws regarding the classification of our Board of Directors, the Board of Directors’ ability to issue preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock, and the advance notice provisions of our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in the control that might involve a premium price for holders of common stock or otherwise be in their best interest.